Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of McDonald’s Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Catherine Hoovel, Denise A. Horne, Jerome N. Krulewitch and Kevin M. Ozan, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute the Registration Statement on Form S-8, and any and all amendments thereto, to register 4,000,000 shares of the Company’s Common Stock to be issued pursuant to the McDonald’s Corporation 401K Plan to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 25th day of March, 2019.

/s/ Richard H. Lenny
Lloyd H. Dean Director	Richard H. Lenny Director

/s/ Stephen J. Easterbrook	/s/ John J. Mulligan
Stephen J. Easterbrook President, Chief Executive Officer and Director	John J. Mulligan Director

/s/ Robert A. Eckert	/s/ Kevin M. Ozan
Robert A. Eckert Director	Kevin M. Ozan Corporate Executive Vice President and Chief Financial Officer

/s/ Margaret H. Georgiadis	/s/ Sheila A. Penrose
Margaret H. Georgiadis Director	Sheila A. Penrose Director

/s/ Enrique Hernandez, Jr.	/s/ John W. Rogers, Jr.
Enrique Hernandez, Jr. Chairman of the Board and Director	John W. Rogers, Jr. Director

/s/ Catherine Hoovel	/s/ Paul S. Walsh
Catherine Hoovel Corporate Vice President - Chief Accounting Officer	Paul S. Walsh Director

/s/ Jeanne P. Jackson	/s/ Miles D. White
Jeanne P. Jackson Director	Miles D. White Director